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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-6436) of Enbridge Inc. (formerly, IPL Energy Inc.) of our report dated June 27, 2003 relating to the financial statements of the Enbridge Employee Services, Inc. Employees' Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Houston, Texas
July 11, 2003

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Consent of Independent Accountants